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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 22, 1994, relating to the financial statements of Western Union Financial Services, Inc. (then a wholly owned subsidiary of New Valley Corporation), which appears in the Current Report on Form 8-K of First Data Corporation dated July 14, 1995. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                          Price Waterhouse LLP

Morristown, New Jersey
September 20, 1995